Exhibit No. 32.1
Form 10-K
ExperTelligence, Inc.
File No. 0-28453

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of ExperTelligence, Inc. (the "Company") on Form 10-K for the year ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jason Smart, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

ExperTelligence, Inc.

Dated: January 13, 2010	By:	/s/ Jason Smart
Jason Smart
Chief Executive Officer and
Chief Financial Officer

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A signed original of this written statement required by Section 906 has been provided to ExperTelligence, Inc. and will be retained by ExperTelligence, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.